Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Two Harbors Investment Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares, $0.01 par value per share	Rule 457(r)	11,500,000	(1)	$17.80	$204,700,000	.00011020	$22,558	(2)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$204,700,000		$22,558
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due								$22,558

(1)	The amount registered includes shares of Common Stock that may be purchased by the underwriters pursuant to their option to purchase additional shares of Common Stock.
(2)	The registration fee relates to the Registration Statement on Form S-3ASR (File No. 333-253606) filed by the Registrant on February 26, 2021.